EXHIBIT 10.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

AND INTERESTS PURCHASE AGREEMENT

This Amendment (this “Amendment”) is entered into as of August 1, 2008, by and among FORTISSIMO ACQUISITION CORP., a Delaware corporation (“Parent”); FAC ACQUISITION SUB CORP., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); PSYOP, INC., a New York corporation (the “Company”); PSYOP SERVICES, LLC, dba Blacklist (“Blacklist”); JUSTIN BOOTH-CLIBBORN, HEJUNG MARIE HYON, JUSTIN LANE, KYLIE MATULICK, EBEN MEARS, ROBERT TODD MUELLER, SAMUEL SELINGER, MARCO SPIER AND CHRISTOPHER STAVES (individually, a “Stockholder” and collectively, the “Stockholders”); and JUSTIN BOOTH-CLIBBORN (the “Stockholders’ Representative”) as agent and attorney-in-fact for each Stockholder.

WHEREAS, the parties to this Amendment are parties to the Agreement and Plan of Merger and Interests Purchase Agreement, dated as of January 15, 2008, by and among Parent, Merger Sub, the Company, Blacklist, the Stockholders and the Stockholders’ Representative, as amended by Amendment No. 1 thereto dated as of May 12, 2008 (together, the “Merger Agreement”);

WHEREAS, the parties to this Amendment wish to make certain modifications to the Merger Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Merger Agreement as set forth below:

1.  Definitions. Unless otherwise specified, capitalized terms used and not otherwise defined in this Amendment shall have the same meanings as set forth in the Merger Agreement.

2.  Interpretation. The rules of construction set forth in Section 1.02 of the Merger Agreement shall apply mutatis mutandis to this Amendment as if set forth in full in this Section 2.

3.  Amendment to Section 1.01; Definition of Combined Financial Statements. The definition of “Combined Financial Statements” is hereby deleted from Section 1.01 of the Merger Agreement.

4.  Amendment to Section 1.01; Definition of Consolidated Financial Statements. The definition of “Consolidated Financial Statements” is hereby deleted from Section 1.01 of the Merger Agreement.

5.  Amendment to Section 1.01; Definition of Financial Statements. The following definition of “Financial Statements” is hereby inserted immediately after the definition of “Expenses” and immediately prior to the definition of “GAAP” in Section 1.01 of the Merger Agreement:

“Financial Statements” has the meaning set forth in Section 3.07(a).

6.  Amendment to Section 2.13. A new Section 2.13(d) is hereby added to the Merger Agreement, to read as follows:

(d) Notwithstanding anything to the contrary in this Section 2.13 or elsewhere in this Agreement, including Exhibit A hereto, Samuel Selinger shall not receive any Contingent Consideration with respect to the Annual Contingent Consideration Period ending December 31, 2010 and the Stock Contingent Consideration and Cash Contingent Consideration that he otherwise would be entitled to receive with respect to such Annual Contingent Consideration Period shall be allocated among the other Stockholders pro rata in accordance with their stock ownership percentages set forth in Table D of Exhibit A, which allocation is reflected in Tables B and C of Exhibit A with respect to such Annual Contingent Consideration Period.

7.  Amendment to Section 3.07. Section 3.07 of the Merger Agreement is hereby replaced in its entirety with the following:

(a) The Company has delivered to the Parent copies of (i) the audited consolidated and combined balance sheet of the Company (including the Company Subsidiary) and Blacklist at December 31, 2007, together with the related statements of operations, stockholders’ equity and cash flows for the year then ended and the notes thereto and (ii) the unaudited consolidated and combined balance sheet of the Company (including the Company Subsidiary) and Blacklist at March 31, 2008, together with the related statements of operations, stockholders’ equity and cash flows for the three months then ended and the notes thereto (collectively, the “Financial Statements”). The Financial Statements (x) were prepared in accordance with GAAP (except, with respect to such thereof that are unaudited, for the absence of notes thereto and for year-end adjustments) applied on a consistent basis throughout the periods covered thereby; (y) present fairly the financial position, results of operations and cash flows of the Company (including the Company Subsidiary) and Blacklist as of such dates and for the periods then ended; and (z) are correct and complete in all material respects and can be reconciled with the books of account and records of the Company (including the Company Subsidiary) and Blacklist. Each of the Company (including the Company Subsidiary) and Blacklist maintains and will continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

(b) Except as and to the extent set forth or reserved against on the audited balance sheet of the Company at December 31, 2007, none of the Company, Blacklist or the Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2007.

8.  Amendment to Section 8.02(g). Section 8.02(g) of the Merger Agreement is hereby replaced in its entirety with the following:

(g)  SAS 100. Parent shall have received a review report, reasonably satisfactory in form and substance to Parent, from the Company’s independent public accountants, pursuant to Statement of Accounting Standards No. 100, relating to the unaudited consolidated and combined balance sheet of the Company (including the Company Subsidiary) and Blacklist at the end of the most recent quarter for which financial statements are included in the proxy statement, together with the related statements of operations, stockholders’ equity and cash flows for the interim period then ended and the notes thereto.

9.  Amendment to Section 11.02. Section 11.02 of the Merger Agreement is hereby replaced in its entirety with the following:

Section 11.02. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and deemed to be received if (i) on the date of delivery, if delivered personally, (ii) 3 days after mailing, if mailed by registered or certified mail, return receipt requested and postage prepaid, (iii) the day after mailing, if sent via a nationally recognized overnight courier service or (iv) the day after transmission, if sent via facsimile or e-mail confirmed in writing to the recipient, in each case as follows:

if to Parent, to:

Fortissimo Acquisition Corporation
14 Hamelacha Street
Park Afek PO Box 11704
Rosh Haayin 48091
Israel
Attention: Marc S. Lesnick
Telephone: 011-972-3-915-7466
Facsimile: 011-972-3-915-7411
E-mail: marc@ffcapital.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Attention: Brian B. Margolis, Esq.
Telephone: (212) 937-7239
Facsimile: (212) 230-8888
E-mail: brian.margolis@wilmerhale.com

if to the Company, to:

Psyop, Inc.
124 Rivington Street
New York, NY 10002
Attention: Justin Booth-Clibborn
Telephone: (212) 533-9055
Facsimile: (212) 533-9112
E-mail: justin@psyop.tv

with a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue
New York, NY 10174
Attention: David A. Miller, Esq.
Telephone: 212-818-8661
Facsimile: 646-227-5439
E-mail: dmiller@graubard.com

if to any Stockholder, to the address appearing under the name of such Stockholder in Schedule I hereto;

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

10.  Amendment to Tables B, C and D of Exhibit A. Tables B, C and D of Exhibit A are hereby replaced in their entirety by the following:

TABLE B
Stockholder Maximum Revenue Contingent Stock and Maximum Revenue
Contingent Cash By Fiscal Year

	Maximum Revenue Contingent Stock			Maximum Revenue Contingent Cash
	(shares)			($)
Fiscal Year	2008	2009	2010	2008	2009	2010
Justin Booth-Clibborn	12,145.93	12,145.93	9,500.97	$ 35,041.00	$ 35,041.00	$ 27,410.28
Hejung Marie Hyon	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Justin Lane	9,109.44	9,109.44	7,125.72	$ 26,280.75	$ 26,280.75	$ 20,557.71
Kylie Matulick	32,368.89	32,368.89	25,320.07	$ 93,384.26	$ 93,384.26	$ 73,048.38
Eben Mears	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Robert Todd Mueller	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Samuel Selinger	11,903.01	11,903.01	0.00	$ 34,340.18	$ 34,340.18	$ 0.00
Marco Spier	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Christopher Staves	20,243.21	20,243.21	15,834.94	$ 58,401.66	$ 58,401.66	$ 45,683.79
Maximum Total	288,850.38	288,850.38	216,637.78	$833,333.33	$833,333.33	$625,000.00

TABLE C
Stockholder Maximum EBITDA Contingent Stock and Maximum EBITDA
Contingent Cash By Fiscal Year

	Maximum EBITDA Contingent Stock			Maximum EBITDA Contingent Cash
	(shares)			($)
Fiscal Year	2008	2009	2010	2008	2009	2010
Justin Booth-Clibborn	12,145.93	12,145.93	9,500.97	$ 35,041.00	$ 35,041.00	$ 27,410.28
Hejung Marie Hyon	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Justin Lane	9,109.44	9,109.44	7,125.72	$ 26,280.75	$ 26,280.75	$ 20,557.71
Kylie Matulick	32,368.89	32,368.89	25,320.07	$ 93,384.26	$ 93,384.26	$ 73,048.38
Eben Mears	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Robert Todd Mueller	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Samuel Selinger	11,903.01	11,903.01	0.00	$ 34,340.18	$ 34,340.18	$ 0.00
Marco Spier	50,769.97	50,769.97	39,714.02	$146,471.37	$146,471.37	$114,574.96
Christopher Staves	20,243.21	20,243.21	15,834.94	$ 58,401.66	$ 58,401.66	$ 45,683.79
Maximum Total	288,850.38	288,850.38	216,637.78	$833,333.33	$833,333.33	$625,000.00

TABLE D Stockholder Ownership Percentages*
Stockholder	Percentage
Justin Booth-Clibborn	4.2049%
Hejung Marie Hyon	17.5766%
Justin Lane	3.1537%
Kylie Matulick	11.2061%
Eben Mears	17.5766%
Robert Todd Mueller	17.5766%
Samuel Selinger	4.1208%
Marco Spier	17.5766%
Christopher Staves	7.0082%
* Ownership is calculated as of the date of the Closing. Numbers in table D do not equal 100.0000% due to rounding.

11.  Acknowledgment Regarding Section 2(b) of Exhibit A. The parties acknowledge that the termination of Samuel Selinger’s employment with the Company, which termination was effective as of June 30, 2008, shall not be deemed to be a Disqualifying Termination for purposes of the Merger Agreement.

12.  Conflict. In the event of conflict between this Amendment and the Merger Agreement, this Amendment shall prevail.

13.  No Other Amendment. Except as expressly provided in this Amendment, no other amendments to the Merger Agreement are made by this Amendment.

14.  Continuing Effectiveness. Except as amended by this Amendment, the Merger Agreement shall continue in full force and effect in accordance with its terms.

15.  Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York other than conflicts of law principles thereof directing the application of any law other than that of New York.

16.  Counterparts; Facsimiles. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

IN WITNESS WHEREOF, the undersigned have executed this Amendment or have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

FORTISSIMO ACQUISITION CORP.

By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: President and Chief Executive Officer

FAC ACQUISITION SUB CORP.

By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: President

PSYOP, INC.

By:	/s/ Justin Booth-Clibborn
Name: Justin Booth-Clibborn Title: Chief Executive Officer

PSYOP SERVICES, LLC

By:	/s/ Justin Booth-Clibborn
Name: Justin Booth-Clibborn Title: Member and Chief Executive Officer

/s/ Justin Booth-Clibborn
JUSTIN BOOTH-CLIBBORN

/s/ Hejung Marie Hyon
HEJUNG MARIE HYON

/s/ Justin Lane
JUSTIN LANE

/s/ Kylie Matulick
KYLIE MATULICK

/s/ Eben Mears
EBEN MEARS

/s/ Robert Todd Mueller
ROBERT TODD MUELLER

/s/ Samuel Selinger
SAMUEL SELINGER

/s/ Marco Spier
MARCO SPIER

/s/ Christopher Staves
CHRISTOPHER STAVES

STOCKHOLDERS’ REPRESENTATIVE

By:	/s/ Justin Booth-Clibborn
Justin Booth-Clibborn